SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2005

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Industrial Road, San Carlos, California 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 802-0400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On August 19, 2005 the Audit Committee of the Board of Directors of Natus Medical Incorporated appointed Deloitte & Touche LLP as the Company’s new independent registered public accounting firm.

During the years ended December 31, 2004 and 2003, and the subsequent interim period through August 19, 2005, the Company did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) of Regulation S-K, except that Deloitte and Touche LLP acted as the Company’s independent registered public accounting firm for the unaudited interim financial statements of the Company for the three months ended March 31, 2003, and the three and six months ended June 30, 2003 and in that capacity Deloitte & Touche LLP discussed the application of accounting principles with the Company.

During the years ended December 31, 2004 and 2003, and the subsequent interim period through August 19, 2005, the Company did not consult with Deloitte & Touche LLP on any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

The Company has provided Deloitte & Touche LLP with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a letter from Deloitte & Touche LLP, dated August 24, 2005, stating whether they agree or disagree with such statements.

Attached as Exhibit 99.1 is a copy of the press release issued by the Company on August 19, 2005 announcing the appointment of Deloitte & Touche LLP as the Company’s new independent registered accounting firm.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated August 24, 2005.

99.1	Press release of Natus Medical Incorporated dated August 19, 2005, announcing the appointment of Deloitte & Touche LLP as the Company’s new registered independent public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: August 25, 2005	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance

Index to Exhibits

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated August 24, 2005.

99.1	Press release of Natus Medical Incorporated dated August 19, 2005, announcing the appointment of Deloitte & Touche LLP as the Company’s new registered independent public accounting firm.